UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2013

BIOVEST INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	00-11480 (Commission File Number)	41-1412084 (I.R.S. Employer Identification No.)

324 South Hyde Park Avenue, Suite 350
Tampa, FL 33606
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOVEST INTERNATIONAL, INC.

FORM 8-K

Item 1.03.            Bankruptcy or Receivership.

On  March 6, 2013, Biovest International, Inc. (the “Company”)  filed  a  voluntary  petition  to reorganize  under  Chapter  11 of  the  United States  Bankruptcy  Code  in  the  United States Bankruptcy Court for the Middle District of Florida, Tampa Division, Case No.8:13-bk-02892-KRM (the “Bankruptcy Case”) .  On March 7, 2013, the Company filed a Plan of Reorganization in the Bankruptcy Case.   The Company anticipates continuing operations without interruption as the Debtor-In-Possession. The Company issued a press release dated March 7, 2013 announcing the foregoing (attached as Exhibit 99.1 hereto).

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors.

Effective on March 1, 2013, the Company and the Company’s Board of Directors accepted the retirement and resignation of Francis E. O’Donnell, Jr., M.D. from his employment with the Company, including Executive Chairman and Director.  Dr. O’Donnell served without a formal employment agreement and accordingly, his retirement and resignation will not result in any severance compensation or benefits.  The retirement and resignation described above was voluntary and did not result from any disagreement with the Company known to an executive officer of the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01.            Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K, a press release dated March 7, 2013, by the Company, titled “Biovest Files Recapitalization Plan to Strengthen Balance Sheet and Advance Commercialization Strategy for BiovaxID™ Cancer Vaccine”.  A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

This Current Report on Form 8-K sets forth statements that are not strictly historical in nature constitute “forward-looking statements”. Such statements include, but are not limited to, statements about BiovaxID®, AutovaxID®, and any other statements relating to products, product candidates, product development programs, any regulatory agency or clinical study process including the commencement, process, or completion of clinical trials, the intent to treat analysis, accelerated approval and all aspects of the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of the Company to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements in this Form 8-K are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this Current Report on Form 8-K to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.

Item 8.01             Other Events.

Effective on March 5, 2013, the Company and the Company’s Board of Directors accepted the resignation of Christopher C. Chapman, M.D. from his service to the Company including Director and his memberships on the Compensation Committee and the Nominating and Governance Committee of the Board of Directors.  The resignation described above was voluntary and did not result from any disagreement with the Company known to an executive officer of the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01.            Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey, Esq.
President and Chief Executive Officer

Date:  March 7, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 7, 2013 titled “Biovest Files Recapitalization Plan to Strengthen Balance Sheet and Advance Commercialization Strategy for BiovaxID™ Cancer Vaccine”.